UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2023

Jabil Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10800 Roosevelt Boulevard North, St. Petersburg, Florida 33716

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-6749

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 13, 2023, Jabil Inc. (the “Company”) issued $300.0 million aggregate principal amount of the Company’s 5.450% Senior Notes due 2029 (the “Notes”) in an underwritten public offering (the “Offering”). The form and term of the Notes were established pursuant to an Officers’ Certificate, dated as of April 13, 2023 (the “Officers’ Certificate”), supplementing the Indenture, dated as of January 16, 2008, between the Company and U.S. Bank Trust Company, National Association (as ultimate successor in interest to The Bank of New York Mellon Trust Company, N.A.), as trustee (the “Indenture”).

The Notes mature on February 1, 2029, and bear interest at the rate of 5.450% per annum, payable semi-annually in arrears on February 1 and August 1 of each year, beginning August 1, 2023. The Notes are unsecured obligations of the Company and rank equally in right of payment with all of the Company’s other existing and future senior unsecured indebtedness.

Prior to January 1, 2029 (one month prior to the scheduled maturity date of the Notes), the Company is entitled, at its option, to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.

On or after January 1, 2029 (one month prior to the scheduled maturity date of the Notes), the Company may redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Company may also be required to offer to repurchase the Notes upon the occurrence of a Change of Control Repurchase Event (as defined in the Officers’ Certificate) at a repurchase price equal to 101% of the aggregate principal amount of Notes to be repurchased.

The Indenture contains certain covenants, including, but not limited to, covenants limiting the Company’s ability and/or its subsidiaries’ ability to: create certain liens; enter into sale and leaseback transactions; create, incur, issue, assume or guarantee any funded debt (applicable only to the Company’s “restricted subsidiaries”); guarantee any of the Company’s indebtedness (applicable only to the Company’s subsidiaries); and consolidate or merge with, or convey, transfer or lease all or substantially all of its assets to another person.

The foregoing description of the Notes is qualified in its entirety by reference to the complete terms and conditions of the Officers’ Certificate and the form of Note, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01. Other Events.

In connection with the Offering, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) among the Company, BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and U.S. Bancorp Investments, Inc., as representatives of the several underwriters listed in Schedule I to the Underwriting Agreement, with respect to the offer and sale of the Notes. The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary closing conditions, indemnification rights and termination provisions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the complete terms and conditions of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes were issued in a public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-239916) and a related prospectus supplement dated as of April 10, 2023. The Company is filing Exhibit 5.1 with this Current Report on Form 8-K in connection with such Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of April 10, 2023, among the Company, BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and U.S. Bancorp Investments, Inc., as representatives of the several underwriters listed therein

4.1	Officers’ Certificate, dated as of April 13, 2023, establishing the 5.450% Senior Notes due 2029

4.2	Form of 5.450% Senior Notes due 2029 (included as Exhibit A to the Officers’ Certificate filed herewith as Exhibit 4.1)

5.1	Opinion of Gibson, Dunn & Crutcher LLP relating to the Notes

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in opinion filed as Exhibit 5.1)

104	Cover Page Interactive Data File, formatted in Inline XBRL

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL INC.

By:	/s/ Susan Wagner-Fleming
Susan Wagner-Fleming Vice President, Deputy General Counsel and Corporate Secretary

Date: April 13, 2023